UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2025, Bitmine Immersion Technologies, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with its Chief Financial Officer, Raymond Mow, memorializing the terms of his transition and separation from the Company. The Company also provided Mr. Mow notice of his separation on the same date. The Compensation Committee of the Board of Directors (the “Committee”) and the Board of Directors (the “Board”) each took action on December 11, 2025, to review and approve the Separation Agreement and the separation benefits contemplated thereby.

Under the Separation Agreement, the parties agreed that Mr. Mow’s employment will terminate without Cause (as defined in the Employment Agreement, made and entered into as of September 1, 2025, by and between the Company and Mr. Mow (the “Employment Agreement”)) effective January 16, 2026 (the “Separation Date”). Through the Separation Date, Mr. Mow will continue to serve during a defined transition period performing his day-to-day duties as Chief Financial Officer and the transition tasks set forth in Exhibit A to the Separation Agreement, subject to the Company’s discretion to modify responsibilities during the transition period.

In consideration of his execution, non-revocation, and continued compliance with the Separation Agreement and a supplemental release to be executed on or after the Separation Date, and his provision of transition services, Mr. Mow will receive the following separation payments and benefits:

●	A lump sum severance payment of $1,137,500.
●	A lump sum payment equal to the pro-rated portion of his fiscal year 2026 annual cash bonus for the remaining three quarters, in the amount of $78,750.
●	A lump sum payment equal to the pro-rated, target fiscal year 2026 performance bonus for the remaining three quarters, in the amount of $85,312.50.
●	A lump sum payment of $150,000 representing acceleration of the remaining three quarterly payments under the Consulting Agreement dated July 8, 2025, by and between the Company and Ethereum Tower LLC for fiscal year 2026.
●	Accelerated vesting of the portion of his restricted stock unit (“RSU”) grant corresponding to the remaining three quarters of fiscal year 2026, determined pursuant to the methodology set forth in his employment agreement, under which the number of RSUs is calculated by dividing $455,000 by the closing price of the Company’s common stock on the last business day of the preceding fiscal year (or nearest preceding trading day), with no fractional shares issued.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above under Item 1.01 of this Current Report on Form 8-K, on December 5, 2025, Mr. Mow provided notice of his resignation from his position as Chief Financial Officer, effective as of the Separation Date. Mr. Mow’s resignation is not related to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board thanks Mr. Mow for his distinguished service and valuable contributions to the Company. A summary of the material terms of the Separation Agreement is set forth under Item 1.01 above and is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release (the “Press Release”) providing an update on the Company’s operations. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Mow Separation Agreement, dated December 11, 2025.
99.1	Press Release, dated December 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: December 15, 2025	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer